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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): OCTOBER 20, 1998


                              ARMOR HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)



          DELAWARE                      0-18863            59-3392443
(State or other jurisdiction of       (Commission         (I.R.S. Employer
incorporation or organization)        File Number)        Identification No.)



                          13386 International Parkway
                          Jacksonville, Florida 32218



       Registrant's telephone number, including area code: (904) 741-5400



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         (Former name or former address, if changed since last report)



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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         At a meeting held on October 16, 1998, the Audit Committee of the Board of Directors of Armor Holdings, Inc. (the "Company") approved the engagement of PricewaterhouseCoopers LLP as the Company's independent auditors to replace the firm of Deloitte & Touche LLP. The Audit Committee determined to change the auditors of the Company as a result of a competitive selection process which was part of the ongoing role of the Audit Committee to review the audit functions of the Company.

         The reports of Deloitte & Touche LLP on the Company's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope (except as to references therein to other auditors engaged to perform audits of certain of the company's subsidiaries), or accounting principles.

         In connection with the audits of the Company's financial statements for each of the two periods ended December 27, 1997, and in subsequent interim period, there were no disagreements with Deloitte & Touche LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused Deloitte & Touche LLP to make reference to the matter in their report.

         The Company has requested Deloitte & Touche LLP to furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of that letter dated October 21, 1998, is filed as Exhibit 16.01 to this Current Report on Form 8-K.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits

     16.01 Letter from Deloitte & Touche LLP to the Securities and Exchange Commission regarding the Company's change of its Certifying Accountant.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                      ARMOR HOLINGS, INC.


                      By: /s/ Carol T. Burke
                          -------------------------
                          Carol T. Burke
                          Vice President Finance

                      Dated: October 20, 1998


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                                 EXHIBIT INDEX

Exhibit Number                    Description

16.01 Letter from Deloitte & Touche LLP to the Securities and Exchange Commission regarding the Company's change of its Certifying Accountant